UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 27, 2009
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the information provided in Item 5.02 of the Current Report on Form 8-K filed by Huron Consulting Group Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 31, 2009 (the “Form 8-K”). This Current Report on Form 8-K/A is being filed solely to disclose additional compensation information for James H. Roth, the Company’s Chief Executive Officer, and James K. Rojas, the Company’s Chief Financial Officer, under Item 5.02 (c). Except as amended hereby, the Form 8-K as filed remains unchanged.
As disclosed in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed by the Company with the SEC on November 5, 2009 (the “Form 10-Q”), Wayne Lipski, previously Chief Accounting Officer, left the Company during the third quarter of 2009. Further, as disclosed in the Form 10-Q and the Form 8-K filed by the Company with the SEC on November 5, 2009, on November 3, 2009, Mr. Roth was appointed to the Company’s Board of Directors (the “Board”) and Mr. Rojas was appointed Treasurer, in addition to his current position of Chief Financial Officer.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 31, 2009, the Company announced that Gary E. Holdren, Chairman of the Board and the Company’s Chief Executive Officer has resigned as Chairman of the Board and Chief Executive Officer effective immediately and will leave the Company as of August 31, 2009, that Gary L. Burge has stepped down as the Company’s Chief Financial Officer effective immediately, but will continue with the Company until the end of the year and that Wayne Lipski has stepped down as the Company’s Chief Accounting Officer effective immediately and will be leaving the Company. No severance expenses are expected to be incurred by the Company as a result of these management changes.
(c) On July 31, 2009, the Company announced that the Board had named George E. Massaro, currently Vice Chairman of the Board, Non-Executive Chairman of the Board, and appointed James H. Roth as Chief Executive Officer and James K. Rojas as Chief Financial Officer, all effective immediately.
Mr. Roth, age 51, was named Chief Executive Officer of the Company on July 30, 2009. Previously, he was Vice President, Health and Education Consulting for the Company since January 1, 2007. Since the Company’s inception in 2002, Mr. Roth has been a managing director and practice leader of the Company’s Higher Education Consulting Practice.
Mr. Roth earned an annual base salary of $700,000 in fiscal year 2008. Mr. Roth’s performance bonus target was $500,000 in fiscal year 2008. Along with other practice leaders and members of the executive team, the Company did not pay Mr. Roth a bonus for fiscal year 2008. In fiscal year 2008, Mr. Roth was paid a $350,000 performance bonus with respect to his fiscal year 2007 performance. In fiscal year 2009, Mr. Roth has a base salary of $750,000, with a performance bonus target of $500,000. Mr. Roth was granted 20,000 and 21,268 shares of restricted stock of the Company in fiscal years 2008 and 2009, respectively, which vest ratably over four years, at the then market prices of the Company’s common stock (the “Common Stock”) of $66.42 per share and $47.02 per share, respectively, for a total aggregate value of $2,328,421 as of the grant dates.
Mr. Rojas, age 41, was named Chief Financial Officer of the Company on July 30, 2009. Prior to rejoining the Company on June 15, 2009 as managing director, Mr. Rojas was the Executive Vice President and Chief Financial Officer of Stop & Shop and Giant Supermarket Company, a subsidiary of Ahold USA, Inc., a grocery retailer, from June 2007 to June 2009. Prior thereto, he was the Executive Vice President — Shared Services of Ahold USA, Inc. from January 2007 to June 2007. Prior thereto, he was the Executive Vice President and Chief Administration Officer of U.S. Foodservice, a broadline foodservice distributor, from January 2006 to December 2006. Prior thereto, Mr. Rojas was Vice President of Corporate Development for the Company from March 2005 through December 2005 and before that he was a managing director of Huron Consulting Services LLC from May 2002 through March 2005.
In fiscal year 2009, Mr. Rojas has an annual base salary of $400,000, which is prorated based on his rejoining the Company on June 15, 2009, with a performance bonus target of $400,000. Mr. Rojas was granted 40,000 shares of restricted stock of the Company in fiscal year 2009, which vest ratably over four years, at the then Common Stock market price of $50.26 per share, for a total aggregate value of $2,010,400 as of the grant date. Additionally, the Company paid Mr. Rojas a sign-on bonus of $500,000 in fiscal year 2009 when he rejoined the Company as managing director.
The Compensation Committee has retained compensation consultants to structure compensation and benefit packages for Messrs. Roth and Rojas in their new roles as Chief Executive Officer and Chief Financial Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.

(Registrant)

Date: November 19, 2009	/s/ James K. Rojas

Name: James K. Rojas
Title: Chief Financial Officer